                                                                   Exhibit 10.65

                   FOURTH AMENDMENT TO COST SHARING NATIONAL
                                 IRU AGREEMENT


     THIS FOURTH AMENDMENT TO COST SHARING NATIONAL IRU AGREEMENT ("Amendment") is made and entered into as of the ____ day of April 2000, by and between LEVEL 3 COMUNICATIONS, LLC, a Delaware limited liability company ("Grantor") and SPLITROCK SERVICES, INC., a Delaware corporation ("Grantee"). This Amendment modifies and amends that certain Cost Sharing National IRU Agreement dated April 26, 1999 between Grantor and Grantee (the "Agreement").

     Whereas, for good and valuable consideration, Grantor and Grantee hereby agree as follows:

1.  Amendment.  Grantor and Grantee hereby amend Section 3.02 of the Agreement
    ---------
    by deleting the second sentence in its entirety and inserting in lieu thereof the following sentence:

         The Option may be exercised by Grantee by written notice to Grantor referring specifically to this Section 3.02 delivered at any time prior to June 30, 2000 (the "Option Period"); provided, Grantor may, in its sole discretion, extend the Option Period if Grantor determines that fibers are available in the Grantor Cable to serve as the Option Fibers.

2. Ratification.  Except as amended by the First, Second, Third and this Fourth
   ------------
   Amendment, the original terms and provisions of the Agreement shall continue in full force and effect and the Agreement, as amended by the First, Second, Third and this Fourth Amendment, is hereby ratified and confirmed.

3.  Counterparts.  This Fourth Amendment may be executed in counterparts and may
    ------------
    be delivered by facsimile transmission.


LEVEL 3 COMMUNICATIONS, LLC           SPLITROCK SERVICES, INC.



By: ____________________________      By: __________________________

Title: _________________________      Title: _______________________

Date: __________________________      Date: ________________________